Exhibit 99.1

Stellar Biotechnologies Issues Corporate Update

PORT HUENEME, CA -- 10/23/15 -- Stellar Biotechnologies, Inc. ("Stellar" or "the Company") (OTCQB: SBOTF) (TSX VENTURE: KLH), the leader in sustainable manufacture of Keyhole Limpet Hemocyanin ("KLH"), today issued a corporate update from its President, Chief Executive Officer, and Chairman Frank Oakes.

Stellar Biotechnologies is working at the crossroads of two important global trends – the exploration of immunotherapy as a potential game-changing treatment of serious diseases, and an integrated approach to the conservation and sustainable development of the oceans’ essential resources.

As a biotechnology company and leading KLH manufacturer, we are focused on the commercial expansion of Stellar KLH™ products in immunotherapy and the clinical advancement of KLH-based immunotherapies against cancer, immune disorders, Alzheimer’s disease, and inflammatory diseases.

As a public company, we are committed to transforming these commercial and clinical objectives into value for our shareholders.

On behalf of the hard-working team at Stellar Biotechnologies, I am proud to recap the Company’s recent milestones and the advantageous position we believe we are building on the forefront of immunotherapy development.

Collaboration and Supply Agreements:

Through our collaboration and supply agreements, Stellar KLH™ is now a key ingredient in clinical-stage immunotherapies targeting metastatic breast cancer, ovarian cancer, Alzheimer’s disease, lupus, and Crohn’s disease.

We believe our corporate relationships reinforce the role of KLH as a carrier molecule in immunotherapy treatments, and serve as examples of Stellar’s KLH business driving clinical and commercial milestones.  Recent events related to our partners’ programs include:

Update on Collaboration with Amaran Biotechnology

Stellar and Amaran Biotechnology, Inc. have completed all primary objectives of our collaboration to develop methods for the manufacture of OBI-822 immunotherapy, the flagship product of OBI Pharma, Inc., a publicly–traded Taiwan biotech company.  Stellar KLH™ is the immune-stimulating carrier molecule in OBI-822 which is currently in a late-stage multinational clinical trial for the treatment of metastatic breast cancer.

The next stage of our collaboration will involve scale-up and optimization of processes to commercial manufacturing levels, to support OBI Pharma’s planned global Phase III trial and potential future market launch.

OBI Pharma reports that enrollment for the OBI-822 Phase II/III breast cancer trial is complete and they expect topline results to be announced by March 2016.  OBI-822 is also in a physician-initiated Phase II clinical trial in Taiwan for the treatment of ovarian cancer with recruitment expected to be completed by the end of this year.

Neovacs S.A. Expanded Agreement and Clinical Progress

In April 2015, we executed an expanded supply agreement with our long-time customer Neovacs S.A. (“Neovacs”) (ALTERNEXT PARIS: ALNEV).  Stellar KLH™ is a component of Neovacs’ Kinoid technology, and the carrier molecule in their lead product candidate IFNα-Kinoid, an active immunotherapy being developed for the treatment of systemic lupus erythematosus ("lupus").

The new agreement is intended to ensure continued supply of Stellar KLH™ to Neovacs during its Kinoid clinical trials and to support the potential commercial roll-out of Neovacs' IFNα-Kinoid.

Neovacs has publicly reported two important milestones related to IFNα-Kinoid for lupus:  They presented promising extended follow-up data from the Phase I/IIa clinical trial and announced that enrollment has begun in the Phase IIb trial.  Neovacs reported that the first centers of the Phase IIb trial are now up and running, with more centers planned to open over the remainder of the year, which Neovacs expects will accelerate the recruitment for the study.

KLH Aquaculture and Expansion Plans:

Ostiones Guerrero SA de CV Collaboration

In July 2015, Stellar entered into a collaboration with Ostiones Guerrero SA de CV to secure an exclusive, strategic site in Baja California, Mexico for the development of an additional aquaculture locale and expansion of Stellar KLH™ production to meet the increasing needs of our customers.

This collaboration has far-reaching, positive implications for Stellar.  We expect demand for reliable sources of KLH to grow, both from our existing partners and the broader biotech industry, as the clinical use of novel immunotherapies increases.  We believe this collaboration with Ostiones Guerrero will better position Stellar to accelerate its production strategy to accommodate the anticipated growth in the industry.

We invite you to watch a new video including the collaboration signing and press conference in Baja California on July 28th: http://www.stellarbiotechnologies.com/media/videos/detail/1175/stellar-klh-aquaculture-expansion-collaboration-in-baja

Company Milestones:

Reverse Stock Split and Proposed NASDAQ Uplisting

On September 2, 2015, Stellar executed a reverse stock split which consolidated the Company’s issued and outstanding common shares on the basis of one (1) post-consolidated common shares for every ten (10) pre-consolidated shares.

The Company has filed an application to have its common shares approved for trading on the NASDAQ Capital Market.  The reverse stock split is intended to fulfill one of the quantitative requirements for becoming a NASDAQ-listed company.

We believe that the proposed uplisting to NASDAQ offers a number of advantages including the opportunity to increase liquidity for our shareholders and to increase Stellar’s visibility in the broader investment community and with institutional investors.

However, there can be no assurance that NASDAQ will approve the Company's application or, if the Company's stock is uplisted, that the Company will be able to maintain minimum listing requirements.

New Research:

Stellar’s commitment to innovation is focused on developing new KLH-related technologies.   For instance, we know that there are important differences between forms and preparations of KLH.  We have R&D programs working to leverage those differences into potential products, such as functional assays to help developers identify the appropriate form of KLH for their drug and disease target.

In May 2015, we presented a poster at the Annual Meeting of the American Association of Immunologists (AAI) entitled “Measuring the Properties of Different Forms of Keyhole Limpet Hemocyanin (KLH) Reveals Important Differences.”  The poster reported on certain results from our research which showed significant differences in the efficiency of various types of KLH to elicit immune responses.  This data reinforces our assay development program.  You can find the full poster here: Poster

Expansion of Online Communication:

In May, we expanded our online corporate communications channels to include Twitter, Facebook and Google+/YouTube.  Stellar’s corporate website www.StellarBiotech.com will continue to be the primary channel for shareholder communications, but we are now using these additional channels to communicate educational content and information about our technology and industry.

In addition to the Baja California, Mexico press conference video, here is another example of recent information we shared via our new online channels:

The United Nations in September announced seventeen Global Goals for Sustainable Development.  We were excited to see that Goal #14 is “Life Below Water;” a pledge on the part of world leaders to “conserve and sustainably use the oceans, seas and marine resources for sustainable development.”

Sustainable development is a cornerstone of Stellar’s corporate mission and we are gratified that the U.N. has made it a global initiative as well.  We have focused fifteen years on the advancement of aquaculture science for the protection of the Giant Keyhole Limpet, with the goal of ensuring sustainable manufacture of KLH to meet the needs of the KLH-based immunotherapy drugs now in clinical trials around the world.

We hope that you join us in our commitment to the U.N.’s Goal #14 and visit us at one or more of our social media channels.

We are positioning our business to lead in the long-term supply of KLH.  Our Stellar KLH™ products are in multiple, clinical-stage immunotherapies, and there is a pipeline of additional therapies that will need KLH as they move through development and potentially to market.  We look forward to the prospect of tapping those market opportunities and I am confident in the Stellar team to do so.

Thank you for this opportunity to represent our team’s hard work and their enthusiasm, and for your continuing support of Stellar Biotechnologies, Inc.

About Stellar Biotechnologies, Inc.

Stellar Biotechnologies, Inc. (OTCQB: SBOTD) (TSX-V: KLH) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both an active pharmaceutical ingredient (API) in many new immunotherapies (targeting cancer, immune disorders, Alzheimer’s, and inflammatory diseases) as well as a finished product for measuring immune status. Stellar Biotechnologies is unique in its proprietary methods, facilities, and KLH technology.  We are committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies.

Visit www.stellarbiotech.com  and the Stellar KLH knowledge base www.klhsite.org.

Stellar Biotechnologies Company Contact:
Mark A. McPartland
Vice President of Corporate Development and Communications
Phone: +1 (805) 488-2800 ext. 103
markmcp@stellarbiotech.com

Investor Inquiries:
Joseph A. Green
The Ruth Group
Phone: +1 (646) 536-7013
jgreen@theruthgroup.com

Media Inquiries:
Joanna Zimmerman
The Ruth Group
Phone: +1 (646) 536-7006
jzimmerman@theruthgroup.com

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: general economic and business conditions; technology changes; competition; changes in strategy or development plans; governmental regulations and the ability or failure to comply with governmental regulations; the timing of anticipated results; and other factors referenced in the Company's filings with securities regulators. For a discussion of further risks and uncertainties related to the Company's business, please refer to the Company's public company reports filed with the TSX Venture Exchange and the U.S. Securities and Exchange Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, the Company assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States. Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the information contained in this press release.